As filed with the Securities and Exchange Commission on June 20, 2025
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Venus Concept Inc.
(Exact name of Registrant as specified in its charter)

Delaware	3841	06-1681204
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

235 Yorkland Blvd, Suite 900
Toronto, Ontario M2J 4Y8
(877) 848-8430
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Michael Mandarello
Chief Legal Officer & Head of Strategy & Operations
Venus Concept Inc.
235 Yorkland Blvd., Suite 900
Toronto, Ontario M2J 4Y8
(877) 848-8430
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Richard Raymer
Dorsey & Whitney LLP
66 Wellington St. W, Suite 3400
Toronto, ON M5K 1E6, Canada
416 367-7388
Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act  ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, Dated June 20, 2025
PROSPECTUS

899,870 Shares of Common Stock
This prospectus relates to the resale, from time to time, by the selling stockholders identified in this prospectus under “Selling Stockholders,” of up to 899,870 shares of our common stock, $0.0001 par value per share (“Common Stock”), issuable upon exercise of outstanding warrants (the “Warrants”). The Warrants were issued in connection with a registered direct offering of our Common Stock and consist of (i) 869,440 Warrants issued to certain institutional investors who participated in such offering and (ii) 30,430 Warrants issued as consideration to the placement agent in such offering.
We are not selling any securities under this prospectus, and we will not receive any proceeds from the sale of shares of our Common Stock by the selling stockholders under this prospectus. The selling stockholders will bear all brokerage commissions and similar expenses attributable to the sale of shares under this prospectus, and we will bear all costs, expenses and fees in connection with the registration of such shares. The selling stockholders may sell the shares of our Common Stock offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus. Such shares may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices. See “Plan of Distribution” beginning on page 11.
Our Common Stock is listed on the Nasdaq Capital Market under the symbol VERO. On June 16, 2025, the reported sale price of our Common Stock on the Nasdaq Capital Market was $2.48 per share.
Investing in our securities involves risk. See “Risk Factors” beginning on page 5 of this prospectus and any similar sections contained in the documents incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is    , 2025.

i

ABOUT THIS PROSPECTUS
This prospectus relates to the resale, from time to time, by the selling stockholders identified in this prospectus under “Selling Stockholders” beginning on page 8, of up to 899,870 shares of our Common Stock issuable upon exercise of the Warrants. We are not selling any securities under this prospectus, and we will not receive any proceeds from the sale of shares of our Common Stock by the selling stockholders under this prospectus.
This prospectus is part of a registration statement on Form S-1 that we have filed with the Securities and Exchange Commission (the “SEC”). This prospectus omits some of the information contained in the registration statement, and we refer you to the full registration statement for further information about us and the securities being offered by the selling stockholders under this prospectus. Before making an investment decision, you should read, in addition to this prospectus and the registration statement, any documents that we incorporate by reference in this prospectus, as referred to under “Incorporation By Reference” beginning on page 15, and the information under “Where You Can Find More Information” beginning on page 16. Any statement contained in the prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC is not necessarily complete, and in each instance reference is made to the copy of the document filed. You should review the complete document to evaluate these statements. Further, you should not assume that the information in this prospectus or any documents incorporated by reference herein is accurate as of any date other than the date of each document. Our business, financial condition, results of operations or prospects may have changed since those dates.
Neither we nor the selling stockholders have authorized any other person to provide you with any information or to make any representations, other than those contained in this prospectus or incorporated by reference in this prospectus. If anyone provides you with additional, different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
This prospectus and the documents incorporated by reference herein contain market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information, and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus and under similar headings in other documents that are incorporated by reference herein. Accordingly, you should not place undue reliance on this information.
When we refer to “Venus Concept,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Venus Concept Inc. and its consolidated subsidiaries, taken as a whole, unless otherwise specified. When we refer to “you,” we mean the potential purchasers of the securities offered by this prospectus.
Venus Viva®, Venus Viva® MD, Venus Legacy®, Venus Concept®, Venus Versa®, Venus Fiore®, Venus Freedom™, Venus Bliss™, Venus Bliss Max™, NeoGraft®, Venus Glow™, ARTAS®, ARTAS iX®, and AI.ME™, are trademarks of the Company and its subsidiaries. Our logo and our other trade names, trademarks and service marks appearing in this document are our property. Other trade names, trademarks and service marks appearing in this document are the property of their respective owners. Solely for convenience, our trademarks and trade names referred to in this document appear without the TM or the ® symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the rights of the applicable licensor to these trademarks and trade names.

PROSPECTUS SUMMARY
This summary highlights information contained in other parts of this prospectus and in the documents we incorporate by reference. Because it is only a summary, it does not contain all of the information that you should consider before investing in our Common Stock and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference in this prospectus. You should read all such documents carefully, especially the risk factors and our consolidated financial statements and the related notes included or incorporated by reference in this prospectus, before deciding to buy shares of our Common Stock.
Overview
We are an innovative global medical technology company that develops, commercializes and delivers minimally invasive and non-invasive medical aesthetic and hair restoration technologies and related services. Our systems have been designed on cost-effective, proprietary and flexible platforms that enable us to expand beyond the aesthetic industry’s traditional markets of dermatology and plastic surgery, and into non-traditional markets, including family medicine, general practitioners and aesthetic medical spas. Through the first quarter of 2025, as well as in 2024 and 2023, a substantial majority of our systems delivered in North America were in non-traditional markets. As we grow our ARTAS hair restoration business and expand robotics offerings through the AI.ME™ platform we expect our penetration into the core practices of dermatology and plastic surgery to increase.
We derive revenue from the sale of products and services. Product revenue includes revenue from the following:
•	the sale, including traditional sales, Venus Prime and legacy subscription-based sales, of systems, inclusive of the main console and applicators/handpieces (referred to as system revenue);
•	marketing supplies and kits;
•	consumables and disposables;
•	service revenue; and
•	replacement applicators/handpieces.
Service revenue includes revenue derived from our extended warranty service contracts provided to our existing customers.
Systems are sold through traditional sales contracts, through our internal financing programs and through distributors. In the third quarter of 2022 we commenced an initiative to reduce our reliance on system sales sold under subscription agreements in the United States. This strategic shift is designed to improve cash generation and reduce our exposure to defaults and increased bad debt expense given the increasingly challenging economic environment caused by the coexistence of high inflation and high interest rates.
We generate revenue from traditional system sales and from sales under our internal lease programs, which are available to customers in North America and select international markets. Approximately 25% of our aesthetic system revenues were derived from our internal lease programs in the three months ended March 31, 2025 and March 31, 2024, respectively. Approximately 26% and 33% of our system revenues were derived from our internal financing programs in the year ended December 31, 2024 and 2023, respectively. We currently do not offer the ARTAS iX system under our internal lease programs.
In January 2024, we launched our new Venus Prime program which is a structured in-house financing program replacing our legacy subscription program for customers in North America. Under our Venus Prime program, select customers can qualify for competitive financing rates and continue to benefit from the payment flexibility afforded by our previous subscription financing program when purchasing our aesthetic medical devices, as well as a seamless technology upgrade program made available to our customers in years 2 and 3 of ownership.
Like our legacy subscription model, Venus Prime includes an up-front fee and a monthly payment schedule, typically over a period of 36 months, with approximately 40% to 45% of total contract payments collected in the first year. To ensure that each monthly payment is made on time and that the customer’s system is serviced in accordance with the terms of the warranty, every product purchased under Venus Prime requires a monthly activation code, which we provide to the customer upon receipt of the monthly payment. These recurring monthly payments provide our customers with enhanced financial transparency and predictability. This structure can provide greater flexibility than traditional equipment leases secured through financing companies. We work closely with our customers to provide business recommendations that improve the quality-of-service outcomes, build patient traffic and improve financial returns for the customer’s business.
We have developed and received regulatory clearance for twelve novel aesthetic technology platforms, including our ARTAS and NeoGraft systems. We believe our ARTAS and NeoGraft systems are complementary and give us a hair restoration product offering that can serve a broad segment of the market. Our medical aesthetic technology platforms have received regulatory clearance for a variety of indications, including treatment of facial wrinkles in certain skin types, temporary reduction of appearance of cellulite, non-invasive fat reduction (lipolysis) in the abdomen and flanks for certain body types and relief of minor muscle aches and pains in jurisdictions around the world. In addition, our technology pipeline is heavily focused on improving and enhancing our current technologies, products, and services and the development of robotically assisted minimally invasive solutions for aesthetic procedures that are primarily treated by surgical intervention, including the AI.ME platform for which we received FDA 510(k) clearance for fractional skin resurfacing in December 2022.
In the United States, we have obtained 510(k) clearance from the FDA for our Venus Viva, Venus Viva MD, Venus Legacy, Venus Versa, Venus Versa Pro, Venus Velocity, Venus Bliss, Venus Bliss Max, Venus Epileve, Venus Fiore, ARTAS, ARTAS iX and AI.ME systems. Outside the United States, we market our technologies in over 60 countries across Europe, the Middle East, Africa, Asia-Pacific and Latin America. Because each country has its own regulatory scheme and clearance process, not every device is cleared or authorized for the same indications in each market in which a particular system is marketed.
As of the date of this prospectus, we operate directly in 11 international markets through our 9 direct offices in the United States, Canada, Mexico, Spain, Germany, Australia, China, Hong Kong, and Israel.
Recent Developments
Agreement to Sell Hair Business
On June 5, 2025, we entered into a Unit Purchase Agreement to sell our Hair Business (as defined below) to MHG Co., Ltd. (“Meta Healthcare Group”) in an all-cash transaction valued at $20 million, subject to a customary working capital adjustment (the “Sale”). Under the Unit Purchase Agreement, Meta Healthcare Group will acquire our newly-formed subsidiary (“Meta”) containing our portfolio of hair restoration and hair transplant technologies, related equipment, services and assets, including intellectual property relating to our ARTAS and NeoGraft technologies (the “Hair Business”). The Sale is expected to close in the third quarter of 2025, subject to the satisfaction or waiver of certain closing conditions, including, without limitation, an internal reorganization of the Hair Business within Meta; governmental and regulatory approvals; required consents, including those of certain customers, suppliers and those required pursuant to the Republic of Korea foreign exchange regulation; and a financial statement review. On June 6, 2025, we filed a Current Report on Form 8-K with the SEC containing additional information regarding the Sale.
Offering
On June 6, 2025, we sold 869,440 shares of Common Stock to certain institutional investors at a price of $2.65 per share in a registered direct offering. In connection with such offering, we issued (i) 869,440 Warrants to such institutional investors and (ii) 30,430 Warrants as consideration to the placement agent in such offering. See “Selling Stockholders – Description of Offering” beginning on page 8.
Risk Factors
Our operations and financial results are subject to various risk and uncertainties. Before deciding to invest in our securities, you should carefully consider the factors described under “Risk Factors” beginning on page 5 of this prospectus, as well as the other information included elsewhere in this prospectus, and the risk factors described under “Part I, Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and in any subsequently-filed Quarterly Reports on Form 10-Q, and those contained in our other filings with the SEC that are incorporated by reference in this prospectus. Any of the foregoing risk factors could adversely affect our business, results of operations, financial condition and prospects. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business operations.

Corporate Information
We were founded on November 22, 2002 as a Delaware corporation under the name Restoration Robotics, Inc. We changed our corporate name to Venus Concept Inc. on November 7, 2019. Our principal executive offices are located at 235 Yorkland Blvd., Suite 900, Toronto, Ontario M2J 4Y8 and our telephone number is (877) 848-8430. Our website address is https://www.venusconcept.com/en-us/. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus. We have included our website address as an inactive textual reference only.
THE OFFERING
Common Stock Offered by the Selling Stockholders
Up to 899,870 shares of our Common Stock issuable upon exercise of the Warrants.
Terms of this Offering
The selling stockholders may sell the shares of our Common Stock offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus. Such shares may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices. See “Plan of Distribution” beginning on page 11.
Use of Proceeds
We are not selling any securities under this prospectus, and we will not receive any proceeds from the sale of shares of our Common Stock by the selling stockholders under this prospectus. All proceeds from the sale of shares of our Common Stock offered by this prospectus will be for the account of the selling stockholders.
Registration Rights
We have filed the registration statement on Form S-1, of which this prospectus forms a part, to satisfy registration rights we granted to the selling stockholders.
Nasdaq Capital Market Symbol
VERO
Risk Factors
Investing in our securities involves a high degree of risk and purchasers of our Common Stock may lose their entire investment. See the information contained in or incorporated by reference under “Risk Factors” beginning on page 5 of this prospectus, and in the documents incorporated by reference into this prospectus, before deciding to invest in our securities.

RISK FACTORS
Investing in our securities involves significant risks. Please see the risk factors discussed below, as well as the risk factors under the heading “Item 1A – Risk Factors” in our most recent Annual Report on Form 10-K and in any subsequently-filed Quarterly Reports on Form 10-Q, in addition to those contained in our other filings with the SEC that are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. These risks could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, and the documents incorporated by reference into this prospectus, contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statements contained herein that are not of historical facts may be deemed to be forward-looking statements. In some cases, you can identify these statements by words such as such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements include, but are not limited to, statements about:
•	our dependency on our internal lease programs, which exposes us to the credit risk of our customers over the life of each subscription and/or Venus Prime agreement;
•	our customers’ failure to make payments under their subscription or Venus Prime agreements;
•	our customers’ ability to secure third party financing due to tightened credit markets and higher interest rates;
•	our need to obtain, maintain and enforce our intellectual property rights;
•	the extensive governmental regulation and oversight in the countries in which we operate and our ability to comply with the applicable requirements;
•	the possibility that our systems may cause or contribute to adverse medical events that could harm our reputation, business, financial condition and results of operations;
•
a significant portion of our operations are located in Israel and therefore our business, financial condition and results of operations may be adversely affected by political, economic and military conditions there;

•	our ability to come into compliance with the listing requirements of the Nasdaq Capital Market;
•	the volatility of our stock price;
•	our dependency on one major contract manufacturer in Israel exposes us to supply disruptions should that facility be subject to a strike, shutdown, fire flood or other natural disaster;
•	our reliance on the expertise and retention of management;
•	our ability to access the capital markets and/or obtain credit on favorable terms;
•	inflation, currency fluctuations and currency exchange rates;
•	global supply disruptions; and
•	global economic and political conditions and uncertainties, including but not limited to the Russia-Ukraine and Israel-Hamas conflicts.
The above-described forward-looking statements are based on current expectations, estimates, forecasts, and projections about our business and the industry in which we operate and management’s beliefs and assumptions and are not guarantees of future performance or developments and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. As a result, any or all of the forward-looking statements in this prospectus and the documents incorporated by reference in this prospectus may turn out to be inaccurate.
Factors which we currently believe could have a material adverse effect on our business operations and financial performance and condition include, but are not limited to, those risks and uncertainties described under “Item 1A – Risk Factors” in our most recent Annual Report on Form 10-K and in any subsequently-filed Quarterly Reports on Form 10-Q, and those contained in our other filings with the SEC that are incorporated by reference in this prospectus. You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are based on information available to us as of the date of this prospectus and the date of any document incorporated by reference, as applicable. Unless required by law, we do not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise.

USE OF PROCEEDS
We are not selling any securities under this prospectus, and we will not receive any proceeds from the sale of shares of our Common Stock by the selling stockholders under this prospectus. All proceeds from the sale of shares of our Common Stock offered by this prospectus will be for the account of the selling stockholders. The selling stockholders will bear all brokerage commissions and similar expenses attributable to the sale of shares under this prospectus, and we will bear all costs, expenses and fees in connection with the registration of such shares.

SELLING STOCKHOLDERS
This prospectus covers an aggregate of up to 899,870 shares of our Common Stock issuable upon exercise of the Warrants, which shares of Common Stock may be sold or otherwise disposed of by the selling stockholders.
The below table sets forth certain information with respect to each selling stockholder, including (a) the shares of our Common Stock beneficially owned by such selling stockholder prior to this offering, (b) the number of shares of our Common Stock being offered by such selling stockholder pursuant to this prospectus and (c) such selling stockholder’s beneficial ownership of our Common Stock after completion of this offering, assuming that all of the shares of Common Stock covered by this prospectus (but none of the other shares, if any, held by the selling stockholders) are sold to third parties in this offering.
The table is based on information supplied to us by the selling stockholders. Beneficial and percentage ownership is determined in accordance with the rules and regulations of the SEC, which is based on voting or investment power with respect to such shares, and this information does not necessarily indicate beneficial ownership for any other purpose. In accordance with SEC rules, in computing the number of shares beneficially owned by a selling stockholder, shares of Common Stock subject to derivative securities held by that selling stockholder that are currently exercisable or convertible, or that will be exercisable or convertible within 60 days after June 16, 2025, are deemed outstanding for purposes of such selling stockholder, but not for any other selling stockholder. The selling stockholder’s percentage ownership in the table below is based on 1,859,123 shares of our Common Stock outstanding as of June 16, 2025.
The selling stockholders may sell all, some or none of their shares of Common Stock covered by this prospectus. We do not know the number of such shares, if any, that will be offered for sale or otherwise disposed of by any of the selling stockholders. Furthermore, since the date on which we filed this prospectus, the selling stockholders may have sold, transferred or disposed of shares of Common Stock covered by this prospectus in transactions exempt from the registration requirements of the Securities Act. See “Plan of Distribution” beginning on page 11.

	Beneficially Owned Before Offering		Shares of Common Stock Offered Under this Prospectus	Beneficially Owned After Offering(1)
Name of Selling Stockholders	Number	Percentage		Number	Percentage
Intracoastal Capital LLC	120,474(2)	6.48%	250,720	120,474(8)	5.71%
Anson Investments Master Fund LP	97,643(3)	4.99%	217,360	0(9)	*%
Orca Capital AG	97,643(4)	4.99%	217,360	0(10)	*%
Boothbay Absolute Return Strategies, LP	97,643(5)	4.99%	147,200	0(11)	*%
Kingsbrook Opportunities Master Fund LP	36,800(6)	1.94%	36,800	0(12)	*%
Michael Vasinkevich	19,513(7)	1.04%	19,513	0(13)	*%
Noam Rubinstein	9,585(7)	*%	9,585	0(13)	*%
Craig Schwabe	1,028(7)	*%	1,028	0(13)	*%
Charles Worthman	304(7)	*%	304	0(13)	*%

*	Less than 1 percent (1%).
(1)	Assumes that all of the shares of Common Stock being registered by this prospectus are resold by the selling stockholders to third parties.
(2)
The shares of Common Stock shown to be beneficially owned before this offering consists of (i) 120,474 shares of Common Stock beneficially held by Intracoastal Capital LLC (“Intracoastal”) and (ii) nil shares of Common Stock issuable upon exercise of the Warrants issued to Intracoastal at the closing of the Offering. The shares of Common Stock shown to be beneficially owned before this offering excludes (a) 250,720 shares of Common Stock issuable upon exercise of the Warrants issued to Intracoastal at the closing of the Offering, (b) 37,171 shares of Common Stock issuable upon exercise of warrants issued in February 2024 and (c) 607 shares of Common Stock issuable upon exercise of warrants issued in December 2020, because, in each case, such warrants contain a blocker provision under which the holder thereof does not have the right to exercise the Warrants to the extent (but only to the extent) that such exercise would result in beneficial ownership by the holder thereof, together with the holder’s affiliates, and any other persons acting as a group together with the holder or any of the holder’s affiliates, of more than 4.99% of the outstanding Common Stock Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal, have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by Intracoastal. The principal address of Intracoastal is 245 Palm Trail, Delray Beach, Florida 33483.

(3)
Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP (“AIMF”), hold voting and dispositive power over the Common Shares held by AIMF. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc.

Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these Common Shares except to the extent of their pecuniary interest therein. The principal business address of AIMF is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. The shares of Common Stock shown to be beneficially owned before this offering consists of 97,643 shares of Common Stock issuable upon exercise of the Warrants issued to AIMF at the closing of the Offering. The shares of Common Stock shown to be beneficially owned before this offering exclude 119,717 shares of Common Stock issuable upon exercise of the Warrants issued to AIMF at the closing of the Offering, because such Warrants contain a blocker provision under which the holder thereof does not have the right to exercise the Warrants to the extent (but only to the extent) that such exercise would result in beneficial ownership by the holder thereof, together with the holder’s affiliates, and any other persons acting as a group together with the holder or any of the holder’s affiliates, of more than 4.99% of the outstanding Common Stock.
(4)
The shares of Common Stock shown to be beneficially owned before this offering consists of 97,643 shares of Common Stock issuable upon exercise of the Warrants issued to Orca Capital AG (“Orca”) at the closing of the Offering. The shares of Common Stock shown to be beneficially owned before this offering exclude 119,717 shares of Common Stock issuable upon exercise of the Warrants issued to Orca at the closing of the Offering, because such Warrants contain a blocker provision under which the holder thereof does not have the right to exercise the Warrants to the extent (but only to the extent) that such exercise would result in beneficial ownership by the holder thereof, together with the holder’s affiliates, and any other persons acting as a group together with the holder or any of the holder’s affiliates, of more than 4.99% of the outstanding Common Stock. The principal address of Orca is 161 Bay Street 5th Floor, Toronto, Ontario, Canada M5J 2S8.

(5)
Boothbay Absolute Return Strategies, LP, a Delaware limited partnership (“BBARS”), is managed by Boothbay Fund Management, LLC, a Delaware limited liability company (“Boothbay”). Boothbay, in its capacity as the investment manager of BBARS, has the power to vote and the power to direct the disposition of all securities held by BBARS. Ari Glass is the Managing Member of Boothbay. Each of BBARS, Boothbay and Mr. Glass disclaim beneficial ownership of these securities, except to the extent of any pecuniary interest therein. The shares of Common Stock shown to be beneficially owned before this offering consists of 97,643 shares of Common Stock issuable upon exercise of the Warrants issued to BBARS at the closing of the Offering. The shares of Common Stock shown to be beneficially owned before this offering exclude 49,557 shares of Common Stock issuable upon exercise of the Warrants issued to BBARS at the closing of the Offering, because such Warrants contain a blocker provision under which the holder thereof does not have the right to exercise the Warrants to the extent (but only to the extent) that such exercise would result in beneficial ownership by the holder thereof, together with the holder’s affiliates, and any other persons acting as a group together with the holder or any of the holder’s affiliates, of more than 4.99% of the outstanding Common Stock. The principal address of BBARS is c/o Kingsbrook Partners LP, 689 Fifth A venue, 12th Floor, New York, New York 10022.

(6)
Kingsbrook Partners LP (“Kingsbrook Partners”) is the investment manager of Kingsbrook Opportunities Master Fund LP (“Kingsbrook Opportunities”) and consequently has voting control and investment discretion over securities held by Kingsbrook Opportunities. Kingsbrook Opportunities GP LLC (“Opportunities GP”) is the general partner of Kingsbrook Opportunities and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Opportunities. KB GP LLC (“GP LLC”) is the general partner of Kingsbrook Partners and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Partners. Ari J. Storch, Adam J. Chill and Scott M. Wallace are the sole managing members of Opportunities GP and GP LLC and as a result may be considered beneficial owners of any securities deemed beneficially owned by Opportunities GP and GP LLC. Each of Kingsbrook Partners, Opportunities GP, GP LLC and Messrs. Storch, Chill and Wallace disclaim beneficial ownership of these securities. The shares of Common Stock shown to be beneficially owned before this offering consists of 36,800 shares of Common Stock issuable upon exercise of the Warrants issued to Kingsbrook Opportunities at the closing of the Offering. The shares of Common Stock shown to be beneficially owned before this offering does not exclude shares of Common Stock issuable upon exercise of the Warrants issued to Kingsbrook Opportunities at the closing of the Offering as a result of the blocker provision in the Warrants under which the holder thereof does not have the right to exercise the Warrants to the extent (but only to the extent) that such exercise would result in beneficial ownership by the holder thereof, together with the holder’s affiliates, and any other persons acting as a group together with the holder or any of the holder’s affiliates, of more than 4.99% of the outstanding Common Stock. The principal address of Kingsbrook Opportunities is c/o Kingsbrook Partners LP, 689 Fifth A venue, 12th Floor, New York, New York 10022.

(7)
Each of the Selling Securityholders is affiliated with H.C. Wainwright & Co., LLC, a registered broker dealer with a registered address of 430 Park Ave, 3rd Floor, New York, NY 10022, and has sole voting and dispositive power over the securities held. The number of shares beneficially owned consists of shares of common stock issuable upon exercise of Warrants, which were received as compensation in the Offering. The Selling Securityholder acquired the Warrants in the ordinary course of business and, at the time the Warrants were acquired, the Selling Securityholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

(8)
The shares of Common Stock shown to be beneficially owned after this offering assumes the exercise of Warrants to acquire 250,720 shares of Common Stock issuable upon exercise of the Warrants issued to Intracoastal at the closing of the Offering.

(9)
The shares of Common Stock shown to be beneficially owned after this offering assumes the exercise of Warrants to acquire 217,360 shares of Common Stock issuable upon exercise of the Warrants issued to AIMF at the closing of the Offering.

(10)
The shares of Common Stock shown to be beneficially owned after this offering assumes the exercise of Warrants to acquire 217,360 shares of Common Stock issuable upon exercise of the Warrants issued to Orca at the closing of the Offering.

(11)
The shares of Common Stock shown to be beneficially owned after this offering assumes the exercise of Warrants to acquire 147,200 shares of Common Stock issuable upon exercise of the Warrants issued to BBARS at the closing of the Offering.

(12)
The shares of Common Stock shown to be beneficially owned after this offering assumes the exercise of Warrants to acquire 36,800 shares of Common Stock issuable upon exercise of the Warrants issued to Kingsbrook Opportunities at the closing of the Offering.

(13)
The shares of Common Stock shown to be beneficially owned after this offering assumes the full exercise of the Warrants issued to the Selling Securityholder affiliated with H.C. Wainwright & Co., LLC at the closing of the Offering.

Description of Offering
On June 6, 2025, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain institutional investors (each, an “Investor”), pursuant to which we agreed to issue and sell to the Investors (i) in a registered direct offering, an aggregate of 434,720 shares of our Common Stock (the “Shares”) at a price of $2.65 per share and (ii) in a concurrent private placement, Warrants to acquire up to an aggregate of 869,440 shares of Common Stock (the “Investor Warrants”), at an initial exercise price of $2.65 per share (collectively, the “Offering”).
On June 9, 2025, we closed the Offering, raising gross proceeds of approximately $1.15 million before deducting placement agent fees and other offering expenses payable by us. We intend to use the net proceeds from the Offering for working capital and general corporate purposes.
The Shares were offered at-the-market under Nasdaq rules and pursuant to our shelf registration statement on Form S-3 (File No. 333-282811), initially filed with the SEC on October 24, 2024 and declared effective on November 1, 2024.
The Investor Warrants (and the shares of Common Stock issuable upon the exercise of the Investor Warrants) were not registered under the Securities Act, and were offered pursuant to an exemption from the registration requirements of the Securities Act provided under Section 4(a)(2) of the Securities Act. The Investor Warrants are exercisable upon issuance and will expire on the eighteen month anniversary of the effective date of this Registration Statement, and in certain circumstances may be exercised on a cashless basis. If we fail for any reason to deliver shares of Common Stock upon the valid exercise of the Investor Warrants within the prescribed period set forth in the Investor Warrants, we are required to pay the applicable holder liquidated damages in cash as set forth in the Investor Warrants. The Investor Warrants also include customary buy-in rights in the event we fail to deliver shares of Common Stock upon exercise thereof within the prescribed period as set forth in the Investor Warrants.
A holder is not be entitled to exercise any portion of an Investor Warrant, if, after giving effect to such exercise, the aggregate number of shares of Common Stock beneficially owned by the holder (together with its affiliates and any other persons whose beneficial ownership of Common Stock would or could be aggregated with the holder’s ownership for purposes of Section 13(d) or Section 16 of the Exchange Act) would exceed 4.99% (or at the election of the holder, 9.99%) of the Common Stock outstanding after giving effect to the exercise. Such 4.99% limitation may be increased at the holder’s election upon 61 days’ notice to the Company, provided that such percentage may not exceed 9.99%.
H.C. Wainwright & Co., LLC (“HCW”) acted as our placement agent in connection with Offering. We paid HCW consideration consisting of (i) a cash fee equal to 7.0% of the aggregate gross proceeds in the Offering, (ii) a management fee equal to 1.0% of the aggregate gross proceeds in the Offering, (iii) reimbursement of certain expenses and (iv) Warrants to acquire up to an aggregate of 30,430 shares of Common Stock (the “Placement Agent Warrants”). The Placement Agent Warrants are similar to the Investor Warrants, except that the initial exercise price of the Placement Agent Warrants is $3.3125 per share.
The foregoing descriptions of the Securities Purchase Agreement, Investor Warrants and Placement Agent Warrants do not purport to be complete and are qualified in their entirety by reference to the full texts of the form of Securities Purchase Agreement, form of Investor Warrant and form Placement Agent Warrant, copies of which are filed as exhibits to the registration statement on Form S-1, of which this prospectus forms a part.

PLAN OF DISTRIBUTION
We are registering the shares of Common Stock covered by this prospectus on behalf of the selling stockholders. All costs, expenses and fees connected with the registration of such shares of Common Stock will be borne by us. Any brokerage commissions and similar expenses connected with selling such shares of Common Stock will be borne by the selling stockholders. The selling stockholders may offer and sell such shares of Common Stock from time to time in one or more transactions. As used in this prospectus, the term “selling stockholders” includes pledgees, donees, transferees and other successors-in-interest who may acquire such shares of Common Stock through a pledge, gift, partnership distribution or other non-sale related transfer from the selling stockholders. The selling stockholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. These transactions include:
•	in “at the market offerings” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
•	directly to a limited number of purchasers or to a single purchaser;
•	through agents;
•	by delayed delivery contracts or by remarketing firms;
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to this prospectus;
•	exchange or over-the-counter distributions in accordance with the rules of the exchange or other market;
•
block trades in which the broker-dealer attempts to sell the shares of Common Stock covered by this prospectus as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as agent on both sides of the trade;

•	transactions in options, swaps or other derivatives that may or may not be listed on an exchange;
•
through distributions by a selling stockholder or its successors in interest to its members, general or limited partners or stockholders (or their respective members, general or limited partners or stockholders);

•	a combination of any such method of sale; or
•	any other method permitted pursuant to applicable law.
In connection with distributions of the shares of Common Stock covered by this prospectus or otherwise, the selling stockholders may:
•	sell such shares of Common Stock:
○	in one or more transactions at a fixed price or prices, which may be changed from time to time;
○	at market prices prevailing at the times of sale;
○	at prices related to such prevailing market prices; or
○	at negotiated prices;
•	sell such shares of Common Stock:
○	on a national securities exchange;
○	in the over-the-counter market; or
○	in transactions otherwise than on an exchange or in the over-the-counter market, or in combination;
•
enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to them of the shares of Common Stock covered by this prospectus, which they may in turn resell; and

•	pledge the shares of Common Stock covered by this prospectus to broker-dealers or other financial institutions, which, upon a default, they may in turn resell.

The selling stockholders may also resell all or a portion of the shares of Common Stock covered by this prospectus in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, Section 4(a)(1) under the Securities Act, if available, or any other exemption from the registration requirements that become available, rather than under this prospectus.
If underwriters are used in the sale of any shares of Common Stock covered by this prospectus, such shares of Common Stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. Shares of Common Stock covered by this prospectus may be either offered to the public through underwriting syndicates represented by managing underwriters or directly by underwriters. We may use underwriters with whom we have a material relationship. As applicable, we will describe in each accompanying prospectus supplement the name of the underwriter(s) and the nature of any such relationship(s).
The shares of Common Stock covered by this prospectus may be sold directly or through agents designated from time to time. We will name any agent involved in the offering and sale of such shares and we will describe any commissions paid to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.
Agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the agents, under agreements between us and the agents.
Agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the agents may be treated as underwriting discounts and commissions. Each accompanying prospectus supplement will identify any such agent and describe any compensation received by them from us.
In connection with sales of shares of Common Stock covered by this prospectus, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of such shares of Common Stock in the course of hedging in positions they assume. The selling stockholders may also sell the shares of Common Stock covered by this prospectus short and the selling stockholders may deliver shares of Common Stock to close out short positions and to return borrowed shares of Common Stock in connection with such short sales. The selling stockholders may also loan or pledge shares of Common Stock covered by this prospectus to broker-dealers that in turn may sell such shares of Common Stock, to the extent permitted by applicable law. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of Common Stock covered by this prospectus, which shares of Common Stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock covered by this prospectus owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders may also transfer and donate shares of Common Stock covered by this prospectus in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
A selling stockholder that is an entity may elect to make an in-kind distribution of shares of Common Stock covered by this prospectus to its members, general or limited partners or stockholders pursuant to the registration statement on Form S-1, of which this prospectus forms a part, by delivering a prospectus. To the extent that such members, general or limited partners or stockholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradable shares of Common Stock pursuant to the distribution through a registration statement. Additionally, to the extent that entities, members, partners or stockholders are affiliates of ours received shares in any such distribution, such affiliates will also be selling stockholders and will be entitled to sell such shares pursuant to this prospectus.

Agents who may become involved in the sale of shares of Common Stock covered by this prospectus may engage in transactions with, and perform other services for, us in the ordinary course of their business for which they receive compensation.
In effecting sales, the selling stockholders may engage broker-dealers or agents, who may in turn arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders and/or from the purchasers of shares of Common Stock covered by this prospectus for whom the broker-dealers may act as agents or to whom they sell as principal, or both. The compensation to a particular broker-dealer may be in excess of customary commissions. To our knowledge, there is currently no plan, arrangement or understanding between any selling stockholders and any broker-dealer or agent regarding the sale of any shares of Common Stock by the selling stockholders.
The selling stockholders, any broker-dealers or agents and any participating broker-dealers that act in connection with the sale of the shares of Common Stock covered by this prospectus may be “underwriters” under the Securities Act with respect to those shares of Common Stock and will be subject to the prospectus delivery requirements of the Securities Act. Any profit that the selling stockholders realize, and any compensation that any broker-dealer or agent may receive in connection with any sale, including any profit realized on resale of such shares of Common Stock acquired as principal, may constitute underwriting discounts and commissions. If the selling stockholders are deemed to be underwriters, the selling stockholders may be subject to certain liabilities under statutes including, but not limited to, Section 11, 12 and 17 of the Securities Act and Section 10(b) and Rule 10b-5 under the Exchange Act.
The securities laws of some states may require the selling stockholders to sell the shares of Common Stock covered by this prospectus in those states only through registered or licensed brokers or dealers. These laws may also require that we register or qualify such shares of Common Stock for sale in those states unless an exemption from registration and qualification is available and the selling stockholders and we comply with that exemption. In addition, the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of Common Stock in the market and to the activities of the selling stockholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of shares of Common Stock to engage in market-making activities with respect to such shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock covered by this prospectus and the ability of any person to engage in market-making activities with respect to such shares.
If any selling stockholder notifies us that he has entered into any material arrangement with a broker-dealer for the sale of shares of Common Stock covered by this prospectus through a block trade, special offering, exchange distribution, over-the-counter distribution or secondary distribution, or a purchase by a broker or dealer, we will file any necessary supplement to this prospectus to disclose:
•	the number of shares of Common Stock involved in the arrangement;
•	the terms of the arrangement, including the names of any underwriters, dealers or agents who purchase such shares of Common Stock, as required;
•	the proposed selling price to the public;
•	any discount, commission or other underwriting compensation;
•	the place and time of delivery for the shares of Common Stock being sold;
•	any discount, commission or concession allowed, reallowed or paid to any dealers; and
•	any other material terms of the distribution of the shares of Common Stock.
In addition, if the selling stockholder notifies us that a donee, pledgee, transferee or other successor-in-interest of the selling stockholder intends to sell any shares of Common Stock covered by this prospectus, we will file an amendment to the registration statement on Form S-1, of which this prospectus forms a part, or a supplement to this prospectus, if required.

LEGAL MATTERS
Dorsey & Whitney LLP will pass upon certain legal matters relating to the shares of our Common Stock offered by this prospectus.
EXPERTS
Our consolidated financial statements for the years ended December 31, 2024 and 2023, incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025, have been so incorporated by reference in reliance upon the report of MNP LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
We incorporate by reference in this prospectus our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any Compensation Committee report, any performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed on March 31, 2025;
•	our Definitive Proxy Statement on Schedule 14A for the 2025 Annual and Special Meeting of Stockholders to be held on June 25, 2025, filed on April 30, 2025;
•	our Supplement to the Definitive Proxy Statement on Schedule 14A for the 2025 Annual and Special Meeting of Stockholders to be held on June 25, 2025, filed on June 12, 2025;
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed on May 15, 2025;
•
our Current Reports on Form 8-K, filed on January 7, 2025, January 31, 2025, February 14, 2025, February 25, 2025, March 4, 2025, March 28, 2025, March 31, 2025, April 2, 2025, April 8, 2025, April 11, 2025, April 14, 2025, April 14, 2025, May 2, 2025, May 15, 2025, May 28, 2025, June 2, 2025, June 6, 2025, and June 9, 2025; and

•
the description of our Common Stock contained in our registration statement on Form 8-A filed on October 10, 2017, including any amendments or reports filed for the purposes of updating this description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Venus Concept Inc.
235 Yorkland Blvd., Suite 900
Toronto, Ontario M2J 4Y8
(877) 848-8430
Attention: Chief Legal Officer & Head of Strategy & Operations
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement on Form S-1 that we have filed with the SEC. This prospectus omits some of the information contained in the registration statement, and we refer you to the full registration statement for further information about us and the securities being offered by the selling stockholders under this prospectus. Before making an investment decision, you should read, in addition to this prospectus and the registration statement, any documents that we incorporate by reference in this prospectus, as referred to under “Incorporation By Reference.”
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our website address is https://www.venusconcept.com/en-us/. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus. We have included our website address as an inactive textual reference only.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.	Other Expenses of Issuance and Distribution.
The following is an estimate (other than the SEC registration fee) of the expenses expected to be incurred in connection with the securities being registered hereby, other than underwriting discounts and commissions. All such expenses are to be paid by the registrant.

SEC registration fee	$338.91
Legal fees and expenses	$25,000
Accounting fees and expenses	$23,000
Total	$48,338.91

Item 14.	Indemnification of Directors and Officers.
Subsection (a) of Section 145 of the Delaware General Corporation Law, empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.
Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation and our second amended and restated bylaws provide for the indemnification provisions described above and elsewhere herein. We have entered into separate indemnification agreements with our directors and officers which may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements generally require us, among other things, to indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also generally require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.
Any underwriting agreement or distribution agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act.
Item 15.	Recent Sales of Unregistered Securities.
None.

Item 16.	Exhibits and Financial Statements Schedules.
(a)	The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Exhibit Description	Form	Date	Number	Filed Herewith
2.1	Agreement and Plan or Merger and Reorganization, dated March 15, 2019, by and among Restoration Robotics, Inc., Radiant Merger Sub Ltd., and Venus Concept Ltd.	8-K	3-15-19	2.1
2.2	Amendment No. 1, dated August 14, 2019, to the Agreement and Plan of Merger and Reorganization, dated March 15, 2019, by and among Restoration Robotics, Inc., Radiant Merger Sub Ltd., and Venus Concept Ltd.	8-K	8-20-19	2.1
2.3	Second Amendment to the Agreement and Plan of Merger and Reorganization, dated as of October 31, 2019, by and among Restoration Robotics, Inc., Radiant Merger Sub Ltd. and Venus Concept Ltd.	8-K	10-31-19	2.1
2.4	Master Asset Purchase Agreement between Venus Concept Ltd., the Neograft entities, Medicamat and Miriam Merkur, dated January 26, 2018.	10-K	3-30-20	2.4
3.1	Amended and Restated Certificate of Incorporation of Restoration Robotics, Inc.	8-K	10-17-17	3.1
3.2	Certificate of Amendment of Certificate of Incorporation of Restoration Robotics, Inc.	8-K	11-7-19	3.1
3.3	Certificate of Designations of Nonvoting Convertible Preferred Stock of Venus Concept Inc.	8-K	10-15-21	3.1
3.4	Second Amended and Restated Bylaws of Venus Concept Inc.	8-K	11-7-19	3.2
3.5	Certificate of Designations of Voting Convertible Preferred Stock.	8-K	11-18-22	3.1
3.6	Certificate of Amendment to Certificate of Designations of Nonvoting Convertible Preferred Stock.	8-K	11-18-22	3.2
3.7	Certificate of Amendment of Certificate of Incorporation of Venus Concept Inc. dated May 11, 2023	8-K	5-11-23	3.1
3.8	Certificate of Elimination of Nonvoting Convertible Preferred Stock	8-K	5-15-23	3.1
3.9	Certificate of Designations of Senior Convertible Preferred Stock	8-K	5-15-23	3.2
3.10	Certificate of Amendment to Certificate of Designations of Senior Convertible Preferred Stock.	8-K	6-26-23	3.1
3.11	Certificate of Designations of Series X Convertible Preferred Stock.	8-K	10-05-23	3.1
3.12	Certificate of Designations of Series Y Convertible Preferred Stock	8-K	05-24-24	3.1
3.13	Certificate of Amendment of Series Y Convertible Preferred Stock	8-K	09-27-24	3.1
3.14	Certificate of Amendment of Certificate of Incorporation of Venus Concept Inc. dated February 28, 2025	8-K	03-04-25	3.1
4.1	Form of Common Stock Certificate.	S-1/A	9-18-17	4.2
4.2	Form of 2020 Warrant.	10-K	3-29-21	4.3
4.3	Amendment to 2019 Warrant.	8-K	3-10-20	4.1
4.4	Form of 2019 Warrant.	8-K	11-7-19	4.1
4.5	Form of Madryn Warrant.	8-K	11-7-19	4.2

Exhibit Number	Exhibit Description	Form	Date	Number	Filed Herewith
4.6	Form of Warrant to Purchase Stock, dated November 7, 2019, by and between Venus Concept Inc. and Solar Capital Ltd.	8-K	11-7-19	4.3
4.7	Form of Warrant to Purchase Stock, dated November 2, 2018, by and between Restoration Robotics, Inc. and Solar Capital Ltd.	10-K	3-20-19	4.10
4.8	Form of Warrant to Purchase Stock, dated May 19, 2015, by and between Restoration Robotics, Inc. and Oxford Finance LLC.	10-K	3-30-20	4.9
4.9	Form of Warrant to Purchase Stock, dated November 2, 2018, by and between Restoration Robotics, Inc. and Western Alliance Bank.	10-K	3-30-20	4.10
4.10	Form of Warrant to Purchase Stock, dated November 2, 2018, by and between Restoration Robotics, Inc. and SUNS SPV LLC.	10-K	3-30-20	4.11
4.11	Secured Subordinated Convertible Note, dated October 4, 2023, by Venus Concept Inc. in favor of Madryn Health Partners, LP	8-K	10-5-23	10.3
4.14	Secured Subordinated Convertible Note, dated October 4, 2023, by Venus Concept Inc. in favor of and Madryn Health Partners (Cayman Master), LP	8-K	10-5-23	10.4
4.15	Form of Secured Subordinated Convertible Note Issued by Venus Concept Inc. to EW Healthcare Partners, L.P.	8-K	1-19-24	10.2
4.16	Form of Secured Subordinated Convertible Note Issued by Venus Concept Inc. to EW Healthcare Partners-A L.P.	8-K	1-19-24	10.3
4.17	Form of Investor Warrant, dated February 27, 2024	8-K	2-27-24	4.1
4.18	Form of Placement Agent Warrant, dated February 27, 2024	8-K	2-27-24	4.2
4.19	Form of Investor Warrant, dated June 6, 2025	8-K	06-09-25	4.1
4.20	Form of Placement Agent Warrant, dated June 6, 2025	8-K	06-09-25	4.2
5.1	Opinion of Dorsey & Whitney LLP				X
10.1	Registration Rights Agreement, dated November 7, 2019, by and between Venus Concept Inc. and the investors listed therein.	8-K	11-7-19	10.2
10.2	Registration Rights Agreement, dated November 7, 2019, by and between Venus Concept Inc. and the investors listed therein.	8-K	11-7-19	10.15
10.3	Securities Purchase Agreement, dated as of March 18, 2020, by and between Venus Concept Inc. and the investors listed therein.	10-K	3-30-20	4.12
10.4	Registration Rights Agreement, dated as of March 18, 2020, by and between Venus Concept Inc. and the investors listed therein.	10-K	3-30-20	4.13
10.5	Amended and Restated Investors' Rights Agreement, dated February 7, 2013, by and among Restoration Robotics, Inc. and the investors listed therein, as amended.	S-1	9-1-17	10.10
10.6	Registration Rights Agreement, dated as of June 16, 2020, by and between Venus Concept Inc. and Lincoln Park Capital Fund, LLC.	8-K	6-16-20	10.2

Exhibit Number	Exhibit Description	Form	Date	Number	Filed Herewith
10.7	Second Amended and Restated Loan Agreement, dated March 20, 2020, by and among Venus Concept USA Inc., Venus Concept Canada Corp., Venus Concept Inc. and City National Bank of Florida.	8-K	3-24-20	10.1
10.8	Second Amended and Restated Guaranty of Payment and Performance, dated as of March 20, 2020, by and between Venus Concept USA Inc., Venus Concept Canada Corp., Venus Concept Inc., and City National Bank of Florida.	8-K	3-24-20	10.2
10.10	Security Agreement, dated as of March 20, 2020, by and between Venus Concept Inc. and City National Bank of Florida.	8-K	3-24-20	10.4
10.11†	License Agreement, dated July 25, 2006 by and between Restoration Robotics, Inc., James A. Harris, M.D. and HSC Development LLC.	S-1/A	9-22-17	10.7
10.12†	First Amendment to License Agreement, dated January 5, 2009, by and between Restoration Robotics, Inc., James A. Harris, M.D. and HSC Development LLC.	S-1/A	9-22-17	10.8
10.13†	Second Amendment to License Agreement, dated February 23, 2015, by and between Restoration Robotics, Inc., James A. Harris, M.D. and HSC Development LLC.	S-1/A	9-22-17	10.9
10.14#	Venus Concept Inc. 2019 Incentive Award Plan.	8-K	11-7-19	10.21
10.15#	Form of Stock Option Grant Notice and Stock Option Agreement under the 2019 Incentive Award Plan.	10-K	3-30-20	10.24
10.16#	2017 Incentive Award Plan.	S-8	10-17-17	99.7
10.17#	Form of Stock Option Grant Notice and Stock Option Agreement under the 2017 Incentive Award Plan.	S-1/A	9-18-17	10.26
10.18#	Form of Restricted Stock Award Grant Notice and Restricted Stock Award Agreement under the 2017 Incentive Award Plan.	S-1/A	9-18-17	10.27
10.19#	Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement under the 2017 Incentive Award Plan.	S-1/A	9-18-17	10.28
10.20#	2017 Employee Stock Purchase Plan.	S-8	10-17-17	99.11
10.21#	Non-Employee Director Compensation Program.	S-1/A	9-18-17	10.35
10.22#	2015 Equity Incentive Plan.	S-8	10-17-17	99.4
10.23#	Form of Stock Option Grant Notice and Stock Option Agreement under 2015 Equity Incentive Plan.	S-1	9-1-17	10.23
10.24#	Form of Stock Purchase Right Grant Notice and Restricted Stock Purchase Agreement under 2015 Equity Incentive Plan.	S-1	9-1-17	10.24
10.25#	Venus Concept Ltd. 2010 Israeli Employee Share Option Plan.	8-K	11-7-19	10.20
10.26#	Minutes of Settlement, by and between Domenic Serafino and Venus Concept Canada Corp, dated December 30, 2022.	8-K	1-6-23	10.1
10.27#	Employment Agreement by and between Venus Concept Ltd. and Domenic Della Penna, effective September 5, 2017.	8-K	11-7-19	10.17
10.28#	Employment Agreement by and between Venus Concept Inc. and Ross Portaro, effective October 15, 2021.	10-K	3-28-22	10.26

Exhibit Number	Exhibit Description	Form	Date	Number	Filed Herewith
10.29#	Form of Indemnification Agreement between Venus Concept Inc. and each of its directors and executive officers.	8-K	11-7-19	10.19
10.30	Lease between 235 Investment Limited, Venus Concept Canada Corp and Venus Concept Ltd, dated March 29, 2019.	10-K	3-30-20	10.49
10.31	Lease between AMB Tripoint, LLC and Venus Concept Inc., dated July 29, 2021.	10-K	3-28-22	10.32
10.32†	Quality Agreement, dated October 11, 2011, by and between Venus Concept Ltd. and USR Electronnic Systems Ltd. (signed December 3, 2017).	10-K	3-30-20	10.54
10.33†	Turn-Key Project Manufacturing Agreement, dated March 23, 2014, by and between Venus Concept Ltd. and USR Electronnic Systems Ltd.	10-K	3-30-20	10.55
10.34†	Quality Agreement, dated July 13/17 2018, by and between Venus Concept Ltd. and Electronique du Mazet.	10-K	3-30-20	10.56
10.35†	Intellectual Property Rights Assignment, dated February 15, 2018, by and between Venus Concept Ltd. and Electronique du Mazet.	10-K	3-30-20	10.57
10.36	Consent to Transfer Confidentiality and Nonsolicitation Subcontracting Agreement, dated February 1, 2018, by and between Venus Concept Ltd. and Societe de Promotion et d'Equipement Medical Medicamat.	10-K	3-30-20	10.58
10.37	Manufacturing Agreement for Consumables, dated October 26, 2018, by and between NPI Solutions and Restoration Robotics, Inc.	10-K	3-30-20	10.59
10.38	SBA Payroll Protection Program Note dated April 21, 2020, by Venus Concepts Inc. and in favor of City National Bank of Florida.	8-K	4-30-20	10.2
10.39	Purchase Agreement, dated as of June 16, 2020, by and between Venus Concept Inc. and Lincoln Park Capital Fund, LLC	8-K	6-16-20	10.1
10.40	Third Amended and Restated Loan Agreement dated as of December 9, 2020, by and among the Company, Venus Concept USA Inc., Venus Concept Canada Corp. and City National Bank of Florida.	8-K/A	12-15-20	10.1
10.41	Second Amended and Restated Security Agreement dated as of December 9, 2020 by and among the Company, Venus Concept USA Inc. and City National Bank.	8-K/A	12-15-20	10.2
10.43	Third Amended and Restated Guaranty of Payment and Performance dated as of December 9, 2020 by Venus Concept Ltd. in favor of City National Bank of Florida.	8-K/A	12-15-20	10.4
10.44	Amendment to General Security Agreement dated as of December 9, 2020 between Venus Concept Canada Corp. and City National Bank of Florida.	8-K/A	12-15-20	10.5
10.45	Loan and Security Agreement dated as of December 8, 2020, by and between Venus Concept USA Inc. and City National Bank.	8-K/A	12-15-20	10.6
10.46	Promissory Note dated December 8, 2020, by Venus Concept USA Inc. in favor of City National Bank.	8-K/A	12-15-20	10.7

Exhibit Number	Exhibit Description	Form	Date	Number	Filed Herewith
10.47	Guaranty of Payment and Performance Agreement dated as of December 8, 2020 by and between the Company and City National Bank.	8-K/A	12-15-20	10.8
10.48	Securities Exchange and Registration Rights Agreement as of December 8, 2020 by and among the Company, Venus Concept USA Inc., Venus Concept Canada Corp., Venus Concept Ltd., Madryn Health Partners, LP and the Investors.	8-K/A	12-15-20	10.9
10.49	Secured Subordinated Convertible Note dated as of December 9, 2020 by the Company in favor of Madryn Health Partners, LP.	8-K/A	12-15-20	10.10
10.50	Secured Subordinated Convertible Note dated as of December 9, 2020 by the Company in favor of and Madryn Health Partners (Cayman Master), LP.	8-K/A	12-15-20	10.11
10.51	Guaranty and Security Agreement dated as of December 9, 2020 by and among the Company, Venus Concept USA, Venus Concept Canada Corp., Venus Concept Ltd. and Madryn Health Partners, LP.	8-K/A	12-15-20	10.12
10.52	Subordination of Debt Agreement dated as of December 9, 2020 by and among Madryn Health Partners, LP, Madryn Health Partners (Cayman Master), LP, City National Bank and Venus Concept Inc.	8-K/A	12-15-20	10.13
10.53	Subordination of Debt Agreement dated as of December 9, 2020 by and among Madryn Health Partners, LP, Madryn Health Partners (Cayman Master), LP, City National Bank and Venus Concept Canada Corp.	8-K/A	12-15-20	10.14
10.54	Subordination of Debt Agreement dated as of December 9, 2020 by and among Madryn Health Partners, LP, Madryn Health Partners (Cayman Master), LP, City National Bank and Venus Concept USA Inc.	8-K/A	12-15-20	10.15
10.55	Fourth Amended and Restated Loan Agreement, dated July 24, 2021, by and between Venus Concept USA Inc., Venus Concept Canada Corp., Venus Concept Inc., and City National Bank of Florida.	8-K	8-26-21	10.1
10.56	Fourth Amended and Restated Guaranty of Payment and Performance, dated July 24th, 2021, by Venus Concept Ltd in favor of City National Bank of Florida.	8-K	8-26-21	10.2
10.57	Third Amended and Restated Security Agreement, dated July 24, 2021, by and between Venus Concept Inc., Venus Concept USA Inc., and City National Bank of Florida.	8-K	8-26-21	10.3
10.59	Supplement to Subordination of Debt Agreements, dated July 24, 2021, by and between Madryn Health Partners, LP, Madryn Health Partners (Cayman Master), LP, City National Bank of Florida, and Venus Concept Inc.	8-K	8-26-21	10.5
10.60	Supplement to Subordination of Debt Agreements, dated July 24, 2021, by and between Madryn Health Partners, LP, Madryn Health Partners (Cayman Master), LP, City National Bank of Florida, and Venus Concept Inc.	8-K	10-5-21	10.1
10.61	Stock Purchase Agreement, dated December 15, 2021, by and between Venus Concept Inc. and the investors listed therein.	8-K	12-15-21	10.1

Exhibit Number	Exhibit Description	Form	Date	Number	Filed Herewith
10.62	Resale Registration Rights Agreement, dated December 15, 2021, by and between Venus Concept Inc. and the Purchasers.	8-K	12-15-21	10.2
10.63	Investor Rights Agreement, dated December 15, 2021, by and between Venus Concept, Inc., Masters Special Situations, LLC, and the other purchasers from time to time party hereto.	8-K	12-15-21	10.3
10.64	Purchase Agreement, dated as of July 12, 2022, by and between the Company and Lincoln Park.	8-K	7-12-22	10.1
10.65	Registration Rights Agreement, dated as of July 12, 2022, by and between the Company and Lincoln Park.	8-K	7-12-22	10.2
10.66#	Employment Agreement, dated October 2, 2022, by and between the Company and Rajiv De Silva.	8-K	10-3-22	10.1
10.67#	Employment Agreement, dated October 11, 2022, by and between Venus Concept Canada Corp. and Hemanth Varghese,	8-K	10-11-22	10.1
10.68	Stock Purchase Agreement, dated November 18, 2022, by and among Venus Concept Inc., and certain investors listed therein.	8-K	11-18-22	10.1
10.69	Amended and Restated Registration Rights Agreement, dated November 18, 2022, by and between Venus Concept Inc. and certain investors listed therein.	8-K	11-18-22	10.2
10.70#	Amendment to Employment Agreement, dated as of January 1, 2023, by and between Venus Concept Inc. and Ross Portaro.	10-K	3-27-23	10.67
10.71#	Settlement Agreement, by and between Soeren Maor Sinay and Venus Concept UK Limited, dated March 1, 2023.	8-K	3-7-23	10.1
10.72	Stock Purchase Agreement, dated May 15, 2023, by and among Venus Concept Inc., EW Healthcare Partners, L.P. and EW Healthcare Partners-A L.P.	8-K	5-15-23	10.1
10.73	Registration Rights Agreement, dated May 15, 2023, by and among Venus Concept Inc., EW Healthcare Partners, L.P. and EW Healthcare Partners-A L.P	8-K	5-15-23	10.2
10.74#	Addendum to Employment Agreement of Domenic Della Penna, dated May 9, 2023.	10-Q	5-15-23	10.1
10.75#	Addendum to Employment Agreement of Ross Portaro, dated May 9, 2023.	10-Q	5-15-23	10.2
10.76	Amendment to Stock Purchase Agreement, dated July 6, 2023, by and among the Company, EW Healthcare Partners, L.P. and EW Healthcare Partners-A.	8-K	7-12-23	10.1
10.77	Exchange Agreement, dated October 4, 2023, by and among Venus Concept Inc., Madryn Health Partners, LP and Madryn Health Partners (Cayman Master), LP	8-K	10-5-23	10.1
10.78	Registration Rights Agreement, dated October 4, 2023, by and among Venus Concept Inc., Madryn Health Partners, LP and Madryn Health Partners (Cayman Master), LP	8-K	10-5-23	10.2
10.79	Subordination of Debt Agreement, dated October 4, 2023, by and between Venus Concept Ltd., Madryn Health Partners, LP, Madryn Health Partners (Cayman Master), LP and City National Bank of Florida	8-K	10-5-23	10.5

Exhibit Number	Exhibit Description	Form	Date	Number	Filed Herewith
10.80	Loan Modification Agreement, dated October 4, 2023, by and between Venus Concept Inc. and City National Bank of Florida	8-K	10-5-23	10.6
10.81	Note Purchase Agreement dated January 18, 2024, by and between Venus Concept Inc., Veus Concept USA, Inc., Venus Concept Canada Corp., Venus Concept Ltd., EW Healthcare Partners and EW Healthcare Partners-A, L.P.	8-K	1-19-24	10.1
10.82	Guaranty and Security Agreement, dated January 18, 2024, by and among Venus Concept Inc., Venus Concept USA Inc., Venus Concept Canada Corp., Venus Concept Ltd. and EW Healthcare Partners, L.P., as Collateral Agent	8-K	1-19-24	10.4
10.83	Subordination of Debt Agreement, dated January 18, 2024, by and among Venus Concept Inc., Venus Concept USA Inc., Venus Concept Canada Corp., Venus Concept Ltd., City National Bank of Florida, EW Healthcare Partners, L.P. and EW Healthcare Partners-A L.P.	8-K	1-19-24	10.5
10.84	Loan Modification Agreement, dated January 18, 2024, by and among Venus Concept Inc., Venus Concept USA Inc., Venus Concept Canada Corp., Venus Concept Ltd. and EW Healthcare, City National Bank of Florida, Madryn Health Partners, LP and Madryn Health Partners (Cayman Master).	8-K	1-19-24	10.6
10.85	Form of Transaction Completion Bonus Award Letter	8-K	2-24-24	10.1
10.86	For of Securities Purchase Agreement, dated February 22, 2024, by and between Venus Concept Inc., Armistice Capital Master Fund Ltd. and Intracostal Capital LLC.	8-K	2-27-24	10.1
10.87	Exchange Agreement, dated May 24, 2024, by and among Venus Concept Inc., Venus Concept USA Inc., Madryn Health Partners, LP and Madryn Health Partners (Cayman Master), LP	8-K	5-28-24	10.1
10.88	Form of Promissory Note, dated May 24, 2024, of Venus Concept USA Inc.	8-K	5-28-24	10.2
10.89	Registration Rights Agreement, dated May 24, 2024, by and among Venus Concept Inc., Madryn Health Partners, LP and Madryn Health Partners (Cayman Master), LP	8-K	5-28-24	10.3
10.90	Loan Amendment and Consent Agreement, dated May 24, 2024, by and among Venus Concept Inc., Venus Concept USA Inc., Venus Concept Ltd., Madryn Health Partners, LP and Madryn Health Partners (Cayman Master), LP	8-K	5-28-24	10.4
10.91	Amendment to Secured Subordinated Convertible Notes, dated May 24, 2024, by and among Venus Concept Inc., Venus Concept USA Inc., Venus Concept Ltd., Madryn Health Partners, LP and Madryn Health Partners (Cayman Master), LP	8-K	5-28-24	10.5
10.92	Bridge Loan Amendment Agreement, dated May 24, 2024, by and among Venus Concept Inc., Venus Concept USA Inc., Venus Concept Ltd., Madryn Health Partners, LP and Madryn Health Partners (Cayman Master), LP	8-K	5-28-24	10.6

Exhibit Number	Exhibit Description	Form	Date	Number	Filed Herewith
10.93	Consent Agreement, dated June 7, 2024, by and among Venus Concept Inc., Venus Concept Canada Corp., Venus Concept USA Inc., Venus Concept Ltd., Madryn Health Partners, LP and Madryn Health Partners (Cayman Master), LP	8-K	6-10-24	10.1
10.94	Second Amendment to Bridge Loan Agreement, dated June 7, 2024, by and among Venus Concept USA, Inc., Venus Concept Inc., Venus Concept Canada Corp., Venus Concept Ltd., Madryn Health Partners, LP and Madryn Health Partners (Cayman Master), LP	8-K	6-10-24	10.2
10.95	Note Amendment and Consent Agreement, dated June 21, 2024, by and among Venus Concept Inc., Venus Concept Canada Corp., Venus Concept USA Inc., Venus Concept Ltd., Madryn Health Partners, LP and Madryn Health Partners (Cayman Master), LP	8-K	6-25-24	10.1
10.96	Third Amendment to Bridge Loan Agreement, dated June 21, 2024, by and among Venus Concept USA, Inc., Venus Concept Inc., Venus Concept Canada Corp., Venus Concept Ltd., Madryn Health Partners, LP and Madryn Health Partners (Cayman Master), LP	8-K	6-25-24	10.2
10.97	Loan Amendment and Consent Agreement, dated July 8, 2024, by and among Venus Concept Inc., Venus Concept Canada Corp., Venus Concept USA Inc., Venus Concept Ltd., Madryn Health Partners, LP and Madryn Health Partners (Cayman Master), LP	8-K	7-12-24	10.1
10.98	Fourth Amendment to Bridge Loan Agreement, dated July 8, 2024, by and among Venus Concept USA, Inc., Venus Concept Inc., Venus Concept Canada Corp., Venus Concept Ltd., Madryn Health Partners, LP and Madryn Health Partners (Cayman Master), LP	8-K	7-12-24	10.2
10.99	Consent Agreement, dated July 29, 2024, by and among Venus Concept Inc., Venus Concept Canada Corp., Venus Concept USA Inc., Venus Concept Ltd., Madryn Health Partners, LP and Madryn Health Partners (Cayman Master), LP	8-K	8-1-24	10.1
10.100	Fifth Amendment to Bridge Loan Agreement, dated July 29, 2024, by and among Venus Concept USA, Inc., Venus Concept Inc., Venus Concept Canada Corp., Venus Concept Ltd., Madryn Health Partners, LP and Madryn Health Partners (Cayman Master), LP	8-K	8-1-24	10.2
10.101	Consent Agreement, dated August 30, 2024, by and among Venus Concept Inc., Venus Concept Canada Corp., Venus Concept USA Inc., Venus Concept Ltd., Madryn Health Partners, LP and Madryn Health Partners (Cayman Master), LP	8-K	9-5-24	10.1
10.102	Sixth Amendment to Bridge Loan Agreement, dated August 30, 2024, by and among Venus Concept USA, Inc., Venus Concept Inc., Venus Concept Canada Corp., Venus Concept Ltd., Madryn Health Partners, LP and Madryn Health Partners (Cayman Master), LP	8-K	9-5-24	10.2

Exhibit Number	Exhibit Description	Form	Date	Number	Filed Herewith
10.103	Exchange Agreement, dated September 26, 2024, by and among Venus Concept Inc., Venus Concept USA Inc., Madryn Health Partners, LP and Madryn Health Partners (Cayman Master), LP	8-K	9-27-24	10.1
10.104	Form of Promissory Note, dated September 26, 2024, of Venus Concept USA Inc.	8-K	9-27-24	10.2
10.105	Amended and Restated Registration Rights Agreement, dated September 26, 2024, by and among Venus Concept Inc., Madryn Health Partners, LP and Madryn Health Partners (Cayman Master), LP	8-K	9-27-24	10.3
10.106	Third Loan Amendment, First Subordination Agreement Amendment and Consent Agreement, dated September 26, 2024, by and among Venus Concept Inc., Venus Concept USA Inc., Venus Concept Ltd., Madryn Health Partners, LP and Madryn Health Partners (Cayman Master), LP	8-K	9-27-24	10.4
10.107	Seventh Amendment to Bridge Loan Agreement, dated September 26, 2024, by and among Venus Concept Inc., Venus Concept USA Inc., Venus Concept Ltd., Madryn Health Partners, LP and Madryn Health Partners (Cayman Master), LP	8-K	9-27-24	10.5
10.108	Form of Extension Letter (Transaction Completion Bonus Award)	8-K	9-30-24	10.1
10.109	Consent Agreement, dated October 31, 2024, by and among Venus Concept Inc., Venus Concept Canada Corp., Venus Concept USA Inc., Venus Concept Ltd., Madryn Health Partners, LP and Madryn Health Partners (Cayman Master), LP	8-K	11-4-24	10.1
10.110	Eighth Amendment to Bridge Loan Agreement, dated July 29, 2024, by and among Venus Concept USA, Inc., Venus Concept Inc., Venus Concept Canada Corp., Venus Concept Ltd., Madryn Health Partners, LP and Madryn Health Partners (Cayman Master), LP	8-K	11-4-24	10.2
10.111	Loan Amendment and Consent Agreement, dated November 26. 2024, by and among Venus Concept Inc., Venus Concept Canada Corp., Venus Concept USA Inc., Venus Concept Ltd., Madryn Health Partners, LP and Madryn Health Partners (Cayman Master), LP	8-K	12-3-24	10.1
10.112	Ninth Amendment to Bridge Loan Agreement, dated November 26, 2024, by and among Venus Concept USA, Inc., Venus Concept Inc., Venus Concept Canada Corp., Venus Concept Ltd., Madryn Health Partners, LP and Madryn Health Partners (Cayman Master), LP	8-K	12-3-24	10.2
10.113	Consent Agreement, dated December 31, 2024, by and among Venus Concept Inc., Venus Concept Canada Corp., Venus Concept USA Inc., Venus Concept Ltd., Madryn Health Partners, LP and Madryn Health Partners (Cayman Master), LP	8-K	1-7-25	10.1
10.114	Tenth Amendment to Bridge Loan Agreement, dated December 31, 2024, by and among Venus Concept USA, Inc., Venus Concept Inc., Venus Concept Canada Corp., Venus Concept Ltd., Madryn Health Partners, LP and Madryn Health Partners (Cayman Master), LP	8-K	1-7-25	10.2

Exhibit Number	Exhibit Description	Form	Date	Number	Filed Herewith
10.115	Consent Agreement dated January 28, 2025, by and among Venus Concept Inc., Venus Concept Canada Corp., Venus Concept USA Inc., Venus Concept Ltd., Madryn Health Partners, LP and Madryn Health Partners (Cayman Master), LP	8-K	1-31-25	10.1
10.116	Eleventh Amendment to Bridge Loan Agreement, dated January 28, 2025, by and among Venus Concept USA, Inc., Venus Concept Inc., Venus Concept Canada Corp., Venus Concept Ltd., Madryn Health Partners, LP and Madryn Health Partners (Cayman Master), LP	8-K	1-31-25	10.2
10.117	Amendment and Consent Agreement, dated February 28, 2025, by and among Venus Concept Inc., Venus Concept Canada Corp., Venus Concept USA Inc., Venus Concept Ltd., Madryn Health Partners, LP and Madryn Health Partners (Cayman Master), LP	8-K	3-4-25	10.1
10.118	Second Amendment to Secured Subordinated Convertible Notes, dated February 28, 2025, by and among Venus Concept Inc., Venus Concept Canada Corp., Venus Concept USA Inc., Venus Concept Ltd., Madryn Health Partners, LP and Madryn Health Partners (Cayman Master), LP	8-K	3-4-25	10.2
10.119	Twelfth Amendment to Bridge Loan Agreement, dated February 28, 2025, by and among Venus Concept USA, Inc., Venus Concept Inc., Venus Concept Canada Corp., Venus Concept Ltd., Madryn Health Partners, LP and Madryn Health Partners (Cayman Master), LP	8-K	3-4-25	10.3
10.120	Amendment to Secured Subordinated Convertible Notes, dated February 28, 2025, by and among Venus Concept Inc., Venus Concept Canada Corp., Venus Concept USA Inc., Venus Concept Ltd., EW Healthcare Partners, L.P. and EW Healthcare Partners-A, L.P	8-K	3-4-25	10.4
10.121	Consent Agreement, dated March 27, 2025, by and among Venus Concept Inc., Venus Concept Canada Corp., Venus Concept USA Inc., Venus Concept Ltd., Madryn Health Partners, LP and Madryn Health Partners (Cayman Master), LP	8-K	3-28-25	10.1
10.122	Thirteenth Amendment to Bridge Loan Agreement, dated March 27, 2025, by and among Venus Concept USA Inc., Venus Concept Inc., Venus Concept Canada Corp., Venus Concept Ltd., Madryn Health Partners, LP and Madryn Health Partners (Cayman Master), LP	8-K	3-28-25	10.2
10.123	Exchange Agreement, dated March 31, 2025, by and among Venus Concept Inc., Madryn Health Partners, LP and Madryn Health Partners (Cayman Master), LP	8-K	4-2-25	10.1
10.124	Secured Subordinated Convertible Note, dated March 31, 2025, issued by Venus Concept Inc. in favor of Madryn Health Partners, LP	8-K	4-2-25	10.2
10.125	Secured Subordinated Convertible Note, dated March 31, 2025, issued by Venus Concept Inc. in favor of Madryn Health Partners (Cayman Master), LP	8-K	4-2-25	10.3

Exhibit Number	Exhibit Description	Form	Date	Number	Filed Herewith
10.126	Second Amended and Restated Registration Rights Agreement, dated March 31, 2025, by and among Venus Concept Inc., Madryn Health Partners, LP and Madryn Health Partners (Cayman Master), LP	8-K	4-2-25	10.4
10.127	Consent Agreement, dated May 30, 2025, by and among Venus Concept Inc., Venus Concept Canada Corp., Venus Concept USA Inc., Venus Concept Ltd., Madryn Health Partners, LP and Madryn Health Partners (Cayman Master), LP	8-K	6-2-25	10.1
10.126	Fifteenth Amendment to Bridge Loan Agreement, dated April 30, 2025, by and among Venus Concept USA, Inc., Venus Concept Inc., Venus Concept Canada Corp., Venus Concept Ltd., Madryn Health Partners, LP and Madryn Health Partners (Cayman Master), LP	8-K	6-2-25	10.2
10.127	Consent Agreement, dated May 30, 2025, by and among Venus Concept Inc., Venus Concept Canada Corp., Venus Concept USA Inc., Venus Concept Ltd., Madryn Health Partners, LP and Madryn Health Partners (Cayman Master), LP	8-K	6-2-25	10.3
10.128	Unit Purchase Agreement dated June 5, 2025 by and among Venus Concept Inc., Meta Robotics LLC and MHG Co., Ltd.	8-K	6-6-25	10.1
10.129	Form of Securities Purchase Agreement dated June 6 by and between Venus Concept Inc. and each purchaser identified on the signature pages thereto	8-K	6-9-25	10.1
21.1	List of Subsidiaries.				X
23.1	Consent of MNP LLP, independent registered public accounting firm				X
24.1	Power of Attorney. Reference is made to the signature page of this Form S-1.				X
107	Filing Fee Table				X

#	Indicates management contract or compensatory plan.
†
Certain confidential portions of this exhibit were omitted by means of marking such portions with asterisks because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

Item 17.	Undertakings
The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(i)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada on June 20, 2025.

VENUS CONCEPT INC.

By:	/s/ Rajiv De Silva
Name: Rajiv De Silva
Title: Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rajiv De Silva and Domenic Della Penna, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments (including post-effective amendments) and additions to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rajiv De Silva	Chief Executive Officer and Director (Principal Executive Officer)	June 20, 2025
Rajiv De Silva

/s/ Domenic Della Penna	Chief Financial Officer (Principal Financial and Accounting Officer)	June 20, 2025
Domenic Della Penna

/s/ Scott Barry	Chairman and Director	June 20, 2025
Scott Barry

/s/ Louise Lacchin	Director	June 20, 2025
Louise Lacchin

/s/ Fritz LaPorte	Director	June 20, 2025
Fritz LaPorte

/s/ Anthony Natale, M.D.	Director	June 20, 2025
Anthony Natale, M.D.

/s/ Keith Sullivan	Director	June 20, 2025
Keith Sullivan

/s/ Stanley Tyler Hollmig, M.D.	Director	June 20, 2025
Stanley Tyler Hollmig, M.D.